Exhibit 23  -- Consent of Expert




G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                             702.362.0540 (fax)





April 4, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of April 4, 2002, on the Financial Statements of Moderngroove Entertainment, Inc. for the year ended December 31, 2001, in its Form 10K-SB to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead
---------------------
G. Brad Beckstead


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